UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2008 (July 31, 2008)

ALLIANCE ONE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-13684	54-1746567
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8001 Aerial Center Parkway, Morrisville, North Carolina 27560
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 379-4300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In 2007, the Board of Directors and the shareholders of Alliance One International, Inc. (the “Company”) each approved the Alliance One International Inc. 2007 Incentive Plan (the “2007 Plan”). The 2007 Plan allows the Company to grant its non-employee directors and employees a variety of equity awards including stock options, stock appreciation rights, stock awards, stock units, performance awards and incentive awards. The Executive Compensation Committee (the “Committee”) of the Board of Directors administers the 2007 Plan.

On July 31, 2008, the Board of Directors of the Company approved awards under the 2007 Plan including stock awards, stock units and performance awards. Each of these types of awards are described below.

Stock Awards. A stock award consists of shares of Company common stock that are issued subject to restrictions on transfer and vesting requirements as determined by the Committee. Vesting requirements may be based on the continued service of the participant for specified time periods or on the attainment of specified business performance goals established by the Committee or both. The form of agreement for stock awards (career shares) is attached hereto as Exhibit 10.1, the terms of which are incorporated by reference herein.

Stock Units. A stock unit award represents the participant’s right to receive shares of the Company’s common stock or a payment based on the value of shares of Company common stock. Stock units may be subject to such vesting requirements, restrictions and conditions to payment as the Committee determines are appropriate. The form of agreement for stock unit awards with time-based vesting (career share units) is attached hereto as Exhibit 10.2, the terms of which are incorporated by reference herein. The form of agreement for stock unit awards with performance-based vesting (performance-based restricted stock units) is attached hereto as Exhibit 10.3, the terms of which are incorporated by reference herein.

Performance Awards. A performance award represents the participant’s right to receive a share of stock (or its cash equivalent) conditioned on the attainment of specified business performance goals established by the Committee. The period in which the performance goals are measured must be at least one year. The form of agreement for performance awards is attached hereto as Exhibit 10.4, the terms of which are incorporated by reference herein.

On July 31, 2008, the following executive officers of the Company received the following awards:

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Robert E. Harrison, our Chairman, Chief Executive Officer and President, received an award which could result in a maximum of 150,000 performance shares and 150,000 performance-based restricted stock units;

•	Robert A. Sheets, our Executive Vice President - Chief Financial Officer, received an award which could result in a maximum of 114,900 performance shares;

•	J. Pieter Sikkel, our Executive Vice President - Business Strategy and Relationship Management, received an award which could result in a maximum of 88,800 performance shares;

•	Hilton Kappaun, our Executive Vice President—Operations, received an award which could result in a maximum of 88,800 performance shares; and

•	Henry C. Babb, Jr., our Senior Vice President—Chief Legal Officer and Secretary, received an award which could result in a maximum of 79,950 performance shares.

The Committee established the performance targets for the above-referenced performance shares and performance-based restricted stock units. The named executive officers are eligible to receive a specified percentage of the performance shares or stock units if the fully diluted earnings per share from continuing operations, as reported in the Company’s audited financial statements for the Company’s 2010 fiscal year, meets certain specified thresholds approved by the Committee. All of the awards referenced above were made pursuant to agreements substantially in the form attached as exhibits to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Alliance One International Inc. 2007 Incentive Plan, Form of Agreement for Stock Awards (Career Shares).

Exhibit 10.2	Alliance One International Inc. 2007 Incentive Plan, Form of Agreement for Stock Units (Career Share Units).

Exhibit 10.3	Alliance One International Inc. 2007 Incentive Plan, Form of Agreement for Stock Units (Performance-Based Restricted Stock Units).

Exhibit 10.4	Alliance One International Inc. 2007 Incentive Plan, Form of Agreement for Performance Awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCE ONE INTERNATIONAL, INC.
(Registrant)

Date: August 6, 2008	BY:	/s/ Hampton R. Poole, Jr.
	Name:	Hampton R. Poole, Jr.
	Title:	Vice President – Controller

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